Exhibit 10.100

CERTIFICATE OF DESIGNATION

OF

LOCATION BASED TECHNOLOGIES, INC.

Location Based Technologies, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Nevada, does hereby certify, that, pursuant to authority conferred upon the Board of Directors by the Corporation’s Articles of Incorporation and pursuant to Section 78.1955 of the Nevada Revised Statutes, the Board of Directors duly adopted resolutions:

RESOLVED, that the designations, powers, preferences and rights of the Series A Preferred Stock be, and they hereby are, as set forth below:

1.	Designation; Ranking. A series of preferred stock is hereby designated as Series A Preferred Stock (the “Series A Preferred Stock”).

2.

Number.           The number of shares constituting Series A Preferred Stock is fixed at 1 share, par value $.001 per share, and such amount may not be increased or decreased except with the written consent of the holder of the issued and outstanding Series A Preferred Stock.

3.

Dividends.        The holders of the Series A Preferred Stock shall not be entitled to dividends, except that in the event that a dividend is declared on the Corporation’s Common Stock, par value $.001 per share (“Common Stock”), the holders of the Series A Preferred Stock shall receive the dividends that would be payable if all then outstanding shares were converted into Common Stock immediately prior to the declaration of the dividend.

4.

Liquidation.     In the event of the liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock shall not be entitled to a liquidation preference over the holders of the Common Stock but the holder of the Series A Preferred shall share pro rata with the holders of Common Stock, as if all then outstanding shares of Series A Preferred Stock were converted into Common Stock, in any assets of the Corporation available therefor after the payment of all sums to which the holders of other classes of outstanding Preferred Stock are entitled.

5.

Voting.             Except as otherwise provided herein or by law and in addition to any right to vote as a separate class as provided by law,  the holder of the Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to solely an amendment to the Corporation’s Articles of Incorporation to increase the number of Common Stock that the Corporation is authorized to issue to 450,000,000 shares, voting together with the holders of Common Stock as one class.  For so long as Series A Preferred Stock is issued and outstanding, the holder of Series A Preferred Stock shall vote together as a single class with the holders of the Corporation’s Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock, with the holder of Series A Preferred Stock being entitled to fifty-one percent (51%) of the total votes on an amendment to the Corporation’s Articles of Incorporation to increase the number of Common Stock that the Corporation is authorized to issue to 450,000,000 shares regardless of the actual number of shares of Series A Preferred Stock then outstanding, and the holders of Common Stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

Whenever holder of Series A Preferred Stock is required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holder of the outstanding Series A Preferred Stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

6.	Conversion.

(a)

Automatic Conversion. All of the outstanding shares of Series A Preferred Stock shall be automatically converted into Common Stock at the then effective Conversion Ratio, as defined below, on the close of business on the business day immediately following effectiveness of an amendment to the Corporation’s Articles of Incorporation to increase the number of Common Stock that the Corporation is authorized to issue to 450,000,000 shares (the “Conversion Date”). Each share of Series A Preferred Stock shall be convertible into one (1) share of Common Stock (the “Conversion Ratio”). Upon the conversion of the outstanding Series A Preferred Stock, there shall be no shares of Series A Preferred Stock issued and outstanding.

(b)

Delivery of Certificates Upon Conversion. The Corporation shall deliver to the holder promptly following the Conversion Date certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Preferred Stock.

(c)

Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance on conversion of the Series A Preferred Stock, not less than such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Series A Preferred Stock.

(d)

Fractional Shares. Upon conversion of the Series A Preferred Stock, the Corporation shall not be required to issue stock certificates representing fractional shares of Common Stock and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

(e)

Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Series A Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

7.	Adjustments.

(a)

Stock Dividends, Stock Splits, Reclassifications, Recapitalizations, Etc. If the Corporation, at any time as long as any shares of the Series A Preferred Stock remains outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of Common Stock, (ii) subdivides (including by way of stock split) its outstanding shares of Common Stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, then the Conversion Ratio shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding before such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Thereafter each share of Series A Preferred Stock shall be convertible into Common Stock based on the new Conversion Ratio.

(b)

Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares and shares owned by subsidiaries, if any) actually issued and outstanding.

(c)

Notice of Adjustment to Conversion Ratio. Whenever the Conversion Ratio is adjusted pursuant to this Section 5, the Corporation shall promptly mail to each holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(d)

Notices of Other Events. If (i) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (ii) the approval of any stockholders of the Corporation shall be required in connection with any action, including without limitation, reclassification of the Common Stock or a change in control or any Fundamental Transaction, (iii) the Corporation shall authorize the dissolution, liquidation or winding up of the affairs of the Corporation; then in each case, the Corporation shall cause to be mailed to the holders at their last addresses as they shall appear upon the stock records of the Corporation, at least 30 days prior to the applicable record or effective date, a notice stating (x) the date on which a record is to be taken for the purpose of such redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such rights or warrants are to be determined or (y) the date on which such reclassification is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, change in control or Fundamental Transaction; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice, provide such corporate action is otherwise valid.

(e)

Fundamental Transaction. If, at any time while the Series A Preferred Stock is outstanding, (i) the Corporation effects any merger or consolidation of the Corporation with or into another person, (ii) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Series A Preferred Stock, the holder shall have the right to receive, for each share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been the holder of one share of Common Stock, immediately prior to such Fundamental Transaction (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Ratio among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate with the same terms and conditions and issue to the holder new preferred stock consistent with the foregoing provisions and evidencing the holder’s right to convert such preferred stock into the Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph and insuring that this Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding the foregoing or any other provisions of this Certificate, in the event that the agreement relating to a Fundamental Transaction provides for the conversion or exchange of the Series A Preferred Stock into equity or debt securities, cash or other consideration and the agreement is approved by the holders of two thirds of the then-outstanding shares of Series A Preferred Stock, then the holders of the Series A Preferred Stock shall have only the rights set forth in such agreement.

8.

Limitations Upon Disposition. The Series A Preferred Stock issuable pursuant to this Certificate and the shares of Common Stock issuable on conversion of the Series A Preferred Stock (collectively the “Securities”), if not registered by the Corporation under the Securities Act, may not be sold or offered for sale in the absence of an effective registration statement as to the Securities under the Securities Act, or an opinion of counsel satisfactory to the Corporation that such registration statement is not required. The above restrictions in this Section 6 shall be contained in a legend to be placed on each of the Series A Preferred Stock certificates at the time of issuance of the shares and a stop transfer order may be placed on such shares by the Corporation. In addition, the following language shall appear on the back of each of the Series A Preferred Stock certificates:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY’S CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE

9.

Additional Rights. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent of all the outstanding shares of Series A Preferred Stock, (i) alter or change the powers, preferences, privileges, or rights of the Series A Preferred Stock, (ii) amend the provisions of this paragraph or this Certificate of Designation.

10.

Replacement.      Upon receipt by the Corporation of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Preferred Stock, and in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense will execute and deliver in lieu of such certificate, a new certificate of like kind, representing the number of shares of Series A Preferred Stock which shall have been represented by such lost, stolen, destroyed, or mutilated certificate.

11.

Notice.      Whenever notice is required to be given pursuant to this Certificate of Designations, unless otherwise provided herein, such notice shall be given at the address then set forth in the Corporation’s records.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this 2nd day of July, 2015.

___________________________________ Name: Gregory Andrews Title: Chief Financial Officer